Exhibit 99.1

Lawson Software Reports Second Quarter Fiscal 2009 Financial Results

GAAP net income rises 13 percent

ST. PAUL, Minn.--(BUSINESS WIRE)--January 8, 2009--Lawson Software, Inc. (Nasdaq: LWSN) today reported financial results for its second quarter of fiscal year 2009, which ended Nov. 30, 2008. Lawson reported revenues for the quarter of $206.4 million, down 6 percent from revenues of $218.6 million in its fiscal 2008 second quarter. Currency fluctuations negatively impacted GAAP and non-GAAP revenues by 5 percent as foreign currencies weakened substantially in the quarter compared to the U.S. dollar. License fees declined 9 percent, or 4 percent adjusted for currency, reflecting a lower level of software sales driven by the global economic conditions. Consulting revenues declined 15 percent, or 10 percent adjusted for currency, due to fewer billable hours resulting from a reduced number of consultants particularly in EMEA. Partially offsetting the decline in license fees and consulting revenues was a 6 percent increase, or 10 percent adjusted for currency, in maintenance revenues driven by customer renewals at higher average prices.

Second quarter GAAP net income was $4.2 million, or $0.03 per diluted share, compared to net income of $3.7 million, or $0.02 per diluted share, in the second quarter of fiscal 2008. General and administrative expenses decreased partially due to a $1.6 million favorable insurance settlement related to pre-merger litigation claims. When combined with reductions in sales and marketing and lower amortization expense for acquired intangibles these lower operating expenses offset a $7.7 million restructuring charge. Interest income declined due to lower investment balances and yields. Other income improved as the second quarter of fiscal 2008 included a $4.2 million impairment charge for auction rate securities. Net income also improved due to a decrease in the provision for income taxes. The company estimates currency fluctuations had a positive impact of less than $0.01 on net earnings per diluted share for the second quarter.

Included in GAAP net income and earnings per diluted share results are pre-tax expenses of $11.5 million for restructuring, amortization of acquired intangible assets, amortization of purchased maintenance contracts and pre-merger claims reserve adjustments as well as $2.9 million of non-cash stock-based compensation. Excluding these expenses and including $0.2 million of revenue impacted by purchase accounting adjustments, non-GAAP net income for the second quarter of fiscal 2009 was $16.6 million, or $0.10 per diluted share. Non-GAAP net income per diluted share includes a non-GAAP provision for income taxes based upon an estimated rate of 35 percent. The company estimates currency fluctuations had no impact on non-GAAP net earnings per diluted share for the second quarter. Non-GAAP earnings per diluted share of $0.10 increased year-over-year from $0.09 in the second quarter of fiscal 2008.

“Lawson delivered solid results in the quarter despite the difficult economic environment,” said Harry Debes, Lawson president and chief executive officer. “We met our revenue guidance and the high-end of our earnings guidance. Our primary goal for the quarter was to improve non-GAAP operating margin. We accomplished that goal, and achieved the highest level of operating margin since the merger with Intentia in April 2006.”

Six-Months Ended Nov. 30, 2008

Total revenues for the six months ended Nov. 30, 2008 were $397.3 million, down 2 percent from revenues of $406 million during the same fiscal 2008 period. Currency fluctuations accounted for a minor portion of the GAAP and non-GAAP revenue decline. GAAP net income was $1.7 million, or $0.01 per diluted share, declining from net income of $9.3 million, or $0.05 per diluted share in the comparable fiscal 2008 period. Decreases in sales and marketing, general and administrative and amortization of intangible expenses were offset by $7.5 million of restructuring. Lower total other income and an increase in the provision for income taxes were the primary reasons for the reduction in year-to-date net income. The company estimates currency fluctuations had a negative impact of less than $0.01 on net earnings per diluted share for the six-month period. In addition, the six-month results include a reduction to GAAP and non-GAAP net income of $2.1 million, primarily related to the $1.9 million adjustment reported in the first quarter, associated with sales incentive compensation expense that should have been recorded in the fourth quarter of fiscal 2008 and earlier periods. The company has determined that these expenses were immaterial to reported results for those periods. They are also expected to be immaterial to fiscal 2009 results.

Included in the six-month GAAP results are pre-tax expenses of $15.4 million for amortization of acquired intangible assets, restructuring charges, amortization of purchased maintenance contracts and pre-merger claims reserve adjustments as well as $4.7 million of non-cash stock-based compensation. Excluding these expenses and including $0.4 million of revenue impacted by purchase accounting adjustments, non-GAAP net income for the six months ended Nov. 30, 2008, was $25.3 million, or $0.15 per diluted share. The company estimates currency fluctuations had a negative impact of less than $0.01 on non-GAAP net earnings per diluted share for the six-month period in fiscal 2009. Non-GAAP net income per diluted share includes a non-GAAP provision for income taxes based upon an estimated rate of 35 percent. Non-GAAP earnings per diluted share of $0.15 were flat year-over-year compared to results for the six months ended Nov. 30, 2007.

Financial Guidance

For the third quarter of fiscal 2009, which ends Feb. 28, 2009, the company is providing guidance using foreign exchange rates as of the end of December 2008. The company estimates total revenues of $183 million to $187 million. The company anticipates GAAP fully diluted earnings per share will be $0.03 to $0.06. Non-GAAP fully diluted earnings per share are forecasted to be between $0.07 and $0.09, excluding approximately $9.5 million of pre-tax expenses related to the amortization of acquisition-related intangibles, amortization of purchased maintenance contracts, stock-based compensation charges and purchase accounting adjustments for acquired deferred revenue balances. The non-GAAP effective tax rate for fiscal 2009 is anticipated to be 35 percent which the company expects to apply consistently throughout the fiscal year.

As a result of economic uncertainties the company is not providing updated guidance for fiscal 2009, which ends May 31, 2009. Prior fiscal 2009 guidance should no longer be relied upon.

Second Quarter Fiscal 2009 Key Metrics

  Cash, cash equivalents, marketable securities and investments at quarter-end were $312.7 million (including $12.2 million of restricted cash), compared with $363.8 million (including $2.4 million of restricted cash) on Aug. 31, 2008. The sequential decline was anticipated as the company generates the majority of its cash during the fiscal third and fourth quarters from annual maintenance renewals.
  Total deferred revenues were $197.5 million, including $50.1 million of deferred license revenues, compared with the Aug. 31, 2008, balance of $275.1 million, including $57.8 million of deferred license revenue. Total deferred revenues declined primarily due to deferred maintenance revenue as the company’s renewal dates occur in the fiscal third and fourth quarters. The deferred license revenue balance declined due to fewer deals and a lower deferral rate on deals signed in the quarter than deferred revenue recognized in the quarter.
  The company signed 256 deals, compared with 331 in the second quarter of fiscal 2008. Average selling price of all deals was $96,000 compared with $107,000 a year ago.
  The company signed 240 existing customers deals, compared with 294 in the second quarter a year ago. Average selling price of existing customer deals increased to $83,000 compared with $72,000 a year ago.
  Sixteen new customer deals were signed, compared with 37 in the second quarter a year ago. Average selling price of new customer deals decreased to $292,000 compared with $373,000 a year ago.
  Two deals greater than $1 million and nine deals between $500,000 and $1 million were signed, compared with two deals greater than $1 million and eight deals between $500,000 and $1 million in the second quarter of fiscal 2008.
  Days sales outstanding (DSO) at quarter end were 59, compared with 68 on Aug. 31, 2008.
  The Americas region represented 56 percent of total revenue; Europe, Middle East, and Africa region represented 40 percent of total revenue; and Asia-Pacific/Australia-New Zealand represented 4 percent of total revenue.
  No shares were repurchased in the second quarter under the company’s share repurchase program. From the November 2006 inception of the program, the company has repurchased 29.4 million shares for $251.5 million, reducing the shares outstanding by approximately 16 percent compared with November 2006.
  Key customer wins: Americas – Idahoan Foods, LLC; Parkland Health and Hospital; Republic Services, Inc.; University of Mississippi Medical Center; and Workers’ Compensation Board of Manitoba. EMEA – Government of Tanzania; J.Barbour & Sons Ltd.; and Wema System AS. Asia-Pacific – Studio East Limited; and Wilcon Builders Depot.

Conference Call and Webcast

The company will host a conference call and webcast to discuss its second quarter results and future outlook at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) Jan. 8, 2009. Interested parties should dial 1-888-790-3441 (passcode: LWSN) and international callers should dial +1-312-470-0136. A live webcast will be available on www.lawson.com/investor. Interested parties should access the conference call or webcast approximately 10-15 minutes before the scheduled start time.

A replay will be available approximately one hour after the conference call concludes and will remain available for one week. The replay number is 1-800-756-6160 or +1-203-369-3595. The webcast will remain on www.lawson.com/investor for approximately one week.

About Lawson Software

Lawson Software provides software and service solutions to 4,500 customers in manufacturing, distribution, maintenance, healthcare and service sector industries across 40 countries. Lawson’s solutions include Enterprise Performance Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com.

Forward-Looking Statements

This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; increased competition; general economic conditions; the impact of foreign currency exchange rate fluctuations; continuation of the global credit crisis; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries and other risk factors listed in the company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Lawson Software reports non-GAAP financial results including non-GAAP net income (loss) and non-GAAP net income (loss) per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance and an alternative perspective of our results of operations. Our primary non-GAAP adjustments are described in detail below. We use these non-GAAP measures to assess our operating performance, to develop budgets, to serve as a measurement for incentive compensation awards and to manage expenditures. Presentation of these non-GAAP measures allows investors to review our results of operations from the same perspective as management and our Board of Directors. Lawson has historically reported similar non-GAAP financial measures to provide investors an enhanced understanding of our operations, facilitate investors’ analysis and comparisons of our current and past results of operations and provide insight into the prospects of our future performance. We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze software companies including those that have recently made significant acquisitions.

The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. These non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for each period presented, which are attached to this release.

Our primary non-GAAP reconciling items are as follows:

Purchase accounting impact on revenue – Lawson's non-GAAP financial results include pro forma adjustments for deferred maintenance and consulting revenues that we would have recognized under GAAP but for the related purchase accounting. The deferred revenue for maintenance and consulting on the acquired entity’s balance sheet, at the time of the acquisition, was eliminated from GAAP results as part of the purchase accounting for the acquisition. As a result, our GAAP results do not, in management’s view, reflect all of our maintenance and consulting activity. We believe the inclusion of the pro forma revenue adjustment provides investors a helpful alternative view of Lawson’s maintenance and consulting operations.

Integration related – We have incurred various integration related expenses as part of our acquisitions. These costs of integrating the operations of acquired businesses and Lawson are incremental to our historical costs and were charged to GAAP results of operations in the periods incurred. We do not consider these costs in our assessment of our operating performance. While these costs are not recurring with respect to our past acquisitions, we may incur similar costs in the future if we pursue other acquisitions. We believe that the exclusion of the non-recurring acquisition related integration costs provide investors an appropriate alternative view of our results of operations and facilitates comparisons of our results period-over-period.

Amortization of purchased maintenance contracts – We have excluded amortization of purchased maintenance contracts from our non-GAAP results. The purchase price related to these contracts is being amortized based upon the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the contracts. We believe that the exclusion of the amortization expense related to the purchased maintenance contracts provides investors an enhanced understanding of our results of operations.

Stock-based compensation – Expense related to stock-based compensation has been excluded from our non-GAAP results of operations. These charges consist of the estimated fair value of share-based awards including stock option, restricted stock, restricted stock units and share purchases under our employee stock purchase plan. While the charges for stock-based compensation are of a recurring nature, as we grant stock-based awards to attract and retain quality employees and as an incentive to help achieve financial and other corporate goals, we exclude them from our results of operation in assessing our operating performance. These charges are typically non-cash and are often the result of complex calculations using an option pricing model that estimates stock-based awards’ fair value based on factors such as volatility and risk-free interest rates that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in our operating plans. In addition, we believe the exclusion of these charges facilitates comparisons of our operating results with those of our competitors who may have different policies regarding the use of stock-based awards.

Pre-merger claims reserve adjustment – We have excluded the adjustment to our pre-merger claims reserve from our non-GAAP results. As part of the purchase accounting relating to the Intentia transaction, we established a reserve for Intentia customer claims and disputes that arose before the acquisition which were originally recorded to goodwill. As we are outside the period in which adjustments to such purchase accounting is allowed, adjustments to the reserve are recorded in our general and administrative expenses under GAAP. We do not consider the adjustments to this reserve established under purchase accounting in our assessment of our operating performance. Further, since the original reserve was established in purchase accounting, the original charge was not reflected in our operating statement. We believe that the exclusion of the pre-merger claims reserve adjustment provides investors an appropriate alternative view of our results of operations and facilitates comparisons of our results period-over-period.

Restructuring – We have recorded various restructuring charges related to actions taken to reduce our cost structure to enhance operating effectiveness and improve profitability and to eliminate certain redundancies in connection with acquisitions. These restructuring activities impacted different functional areas of our operations in different locations and were undertaken to meet specific business objectives in light of the facts and circumstances at the time of each restructuring event. These charges include costs related to severance and other termination benefits as well as costs to exit leased facilities. These restructuring charges are excluded from management’s assessment of our operating performance. We believe that the exclusion of the non-recurring restructuring charges provide investors an enhanced view of the cost structure of our operations and facilitates comparisons with the results of other periods that may not reflect such charges or may reflect different levels of such charges.

Amortization – We have excluded amortization of acquisition-related intangible assets including purchased technology, client lists, customer relationships, trademarks, order backlog and non-compete agreements from our non-GAAP results. The fair value of the intangible assets, which was allocated to these assets through purchase accounting, is amortized using accelerated or straight-line methods which approximate the proportion of future cash flows estimated to be generated each period over the estimated useful lives of the applicable assets. While these non-cash amortization charges are recurring in nature and the underlying assets benefit our operations, this amortization expense can fluctuate significantly based on the nature, timing and size of our past acquisitions and may be affected by any future acquisitions. This makes comparisons of our current and historic operating performance difficult. Therefore, we exclude such accounting expenses when analyzing the results of all our operations including those of acquired entities. We believe that the exclusion of the amortization expense of acquisition-related intangible assets provides investors useful information facilitating comparison of our results period-over-period and with other companies in the software industry as they each have their own acquisition histories and related adjustments.

Impairment of long-term investments – The liquidity and fair value of our investments in marketable securities, including Auction Rate Securities (ARS), were negatively impacted in fiscal 2008 by the uncertainty in the credit markets and exposure to the financial condition of bond insurance companies. As a result, during the second, third and fourth quarters of fiscal 2008 we recorded impairment charges to reduce the carrying value of our ARS investments. The impairment charges related to our ARS investments have been excluded from our non-GAAP results of operations. These impairment charges are excluded from management’s assessment of our operating performance. We believe that the exclusion of these unique charges provide investors an enhanced view of our operations and facilitates comparisons with the results of other periods that do not reflect such charges.

LAWSON SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in USD thousands, except per share data)
(unaudited)

	Three Months Ended		% Increase (Decrease) as reported	% Increase (Decrease) at constant currency
	Nov 30, 2008	Nov 30, 2007
Revenues:
License fees	$30,061	$32,990	(9%)	(4%)
Maintenance	90,083	84,705	6%	10%
Consulting	86,213	100,907	(15%)	(10%)
Total revenues	206,357	218,602	(6%)	(1%)

Cost of revenues:
Cost of license fees	6,648	6,616	0%	3%
Cost of maintenance	17,373	16,830	3%	8%
Cost of consulting	73,710	84,155	(12%)	(7%)
Total cost of revenues	97,731	107,601	(9%)	(4%)

Gross profit	108,626	111,001	(2%)	2%

Operating expenses:
Research and development	22,542	21,732	4%	10%
Sales and marketing	42,986	48,214	(11%)	(6%)
General and administrative	22,165	25,839	(14%)	(11%)
Restructuring	7,717	80	+++	+++
Amortization of acquired intangibles	2,358	3,352	(30%)	(25%)
Total operating expenses	97,768	99,217	(1%)	3%

Operating income	10,858	11,784	(8%)	(12%)

Other income (expense), net:
Interest income	1,987	5,882	(66%)	(66%)
Interest expense	(2,019)	(2,142)	(6%)	(5%)
Other income (expense), net	201	(4,376)	+++	+++
Total other income (expense), net	169	(636)	+++	+++

Income before income taxes	11,027	11,148	(1%)	(3%)
Provision for income taxes	6,819	7,425	(8%)	(7%)
Net income	$4,208	$3,723	13%	4%

Net income per share:
Basic	$0.03	$0.02
Diluted	$0.03	$0.02

Weighted average common shares outstanding:
Basic	162,456	178,453	(9%)
Diluted	164,527	181,941	(10%)

We provide the percent change in the results from one period to another using constant currency disclosure to adjust year-over-year measurements for impacts due to currency fluctuations. Constant currency changes should be considered in addition to, and not as a substitute for changes in revenues, expenses, income, or other measures of financial performance prepared in accordance with US GAAP. We calculate constant currency changes by converting entities’ financial results for the prior year period that are reported in currencies other than the United States dollar at the exchange rate in effect for the current period rather than the previous period.

LAWSON SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in USD thousands, except per share data)
(unaudited)

	Six Months Ended		% Increase (Decrease) as reported	% Increase (Decrease) at constant currency
	Nov 30, 2008	Nov 30, 2007
Revenues:
License fees	$51,186	$58,450	(12%)	(11%)
Maintenance	179,192	163,219	10%	9%
Consulting	166,895	184,341	(9%)	(9%)
Total revenues	397,273	406,010	(2%)	(2%)

Cost of revenues:
Cost of license fees	11,980	13,369	(10%)	(13%)
Cost of maintenance	34,247	32,490	5%	5%
Cost of consulting	146,157	155,381	(6%)	(6%)
Total cost of revenues	192,384	201,240	(4%)	(4%)

Gross profit	204,889	204,770	0%	1%

Operating expenses:
Research and development	44,460	39,018	14%	15%
Sales and marketing	89,477	90,505	(1%)	(1%)
General and administrative	41,454	51,562	(20%)	(21%)
Restructuring	7,486	(65)	+++	+++
Amortization of acquired intangibles	4,985	6,568	(24%)	(25%)
Total operating expenses	187,862	187,588	0%	0%

Operating income	17,027	17,182	(1%)	4%

Other income (expense), net:
Interest income	5,035	12,745	(60%)	(60%)
Interest expense	(4,057)	(4,746)	(15%)	(15%)
Other income (expense), net	273	(4,054)	+++	+++
Total other income (expense), net	1,251	3,945	(68%)	(65%)

Income before income taxes	18,278	21,127	(13%)	(9%)
Provision for income taxes	16,593	11,823	40%	41%
Net income	$1,685	$9,304	(82%)	(80%)

Net income per share:
Basic	$0.01	$0.05
Diluted	$0.01	$0.05

Weighted average common shares outstanding:
Basic	165,425	179,974	(8%)
Diluted	168,114	183,520	(8%)

We provide the percent change in the results from one period to another using constant currency disclosure to adjust year-over-year measurements for impacts due to currency fluctuations. Constant currency changes should be considered in addition to, and not as a substitute for changes in revenues, expenses, income, or other measures of financial performance prepared in accordance with US GAAP. We calculate constant currency changes by converting entities’ financial results for the prior year period that are reported in currencies other than the United States dollar at the exchange rate in effect for the current period rather than the previous period.

LAWSON SOFTWARE, INC.
CONSOLIDATED BALANCE SHEETS
(in USD thousands)

	Nov 30, 2008	May 31, 2008
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$300,528	$435,121
Restricted cash - current	9,501	746
Marketable securities	-	5,453
Short term investments	-	45,236
Trade accounts receivable, net	135,453	184,047
Income taxes receivable	1,433	10,309
Deferred income taxes - current	14,146	16,839
Prepaid expenses and other current assets	40,804	44,470
Total current assets	501,865	742,221

Restricted cash - non-current	2,690	2,038
Property and equipment, net	46,920	45,044
Goodwill	448,553	546,578
Other intangibles assets, net	100,820	120,194
Deferred income taxes - non-current	43,396	35,907
Other assets	13,464	18,614

Total assets	$1,157,708	$1,510,596

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Long-term debt - current	$3,021	$3,849
Accounts payable	10,239	23,481
Accrued compensation and benefits	66,301	89,733
Income taxes payable	5,546	8,860
Deferred income taxes - current	6,041	7,399
Deferred revenue - current	183,682	298,509
Other current liabilities	41,672	49,318
Total current liabilities	316,502	481,149

Long-term debt - non current	243,163	244,734
Uncertain tax positions - non-current	6,799	5,757
Deferred income taxes - non-current	13,011	12,529
Deferred revenue – non-current	13,815	14,097
Other long-term liabilities	7,478	8,771

Total liabilities	600,768	767,037

Stockholders’ equity:
Common stock	2,014	2,010
Additional paid-in capital	840,766	838,141
Treasury stock, at cost	(314,184)	(225,598)
Retained earnings	33,147	31,462
Accumulated other comprehensive income (loss)	(4,803)	97,544
Total stockholders’ equity	556,940	743,559

Total liabilities and stockholders’ equity	$1,157,708	$1,510,596

LAWSON SOFTWARE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in USD thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	Nov 30, 2008	Nov 30, 2007	Nov 30, 2008	Nov 30, 2007
Cash flows from operating activities:
Net income	$4,208	$3,723	$1,685	$9,304
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	9,510	10,966	19,770	21,166
Amortization of debt issuance costs	321	329	642	644
Deferred income taxes	2,764	429	3,669	1,429
Provision for doubtful accounts	318	(1,292)	68	(845)
Warranty provision	1,923	1,744	3,180	2,800
Impairment on long-term investments	-	4,229	-	4,229
Net gain on disposal of assets	-	(3)	-	(311)
Excess tax benefits from stock transactions	(19)	(700)	(367)	(1,721)
Stock-based compensation expense	2,917	2,227	4,734	4,255
Amortization of discounts and premiums on marketable securities	9	(63)	15	(90)
Changes in operating assets and liabilities:
Trade accounts receivable	4,000	(12,900)	38,907	15,472
Prepaid expenses and other assets	8,455	2,948	3,093	(9,215)
Accounts payable	(3,338)	546	(11,455)	(5,495)
Accrued and other liabilities	10,924	3,202	(8,080)	(21,979)
Income taxes payable/receivable	(10,348)	3,885	(5,163)	8,632
Deferred revenue and customer deposits	(74,948)	(69,142)	(108,579)	(98,750)
Net cash used in operating activities	(43,304)	(49,872)	(57,881)	(70,475)

Cash flows from investing activities:
Change in restricted cash	(9,808)	(510)	(9,407)	(59)
Purchases of marketable securities and investments	-	(25,543)	-	(205,098)
Proceeds from maturities and sales of marketable securities and investments	983	112,765	50,677	194,120
Purchases of property and equipment	(9,123)	(7,921)	(16,069)	(10,822)
Net cash provided by (used in) investing activities	(17,948)	78,791	25,201	(21,859)

Cash flows from financing activities:
Principal payments on long-term debt	(328)	(475)	(910)	(881)
Payments on capital lease obligations	(487)	(341)	(617)	(676)
Cash proceeds from exercise of stock options	114	1,882	1,547	5,486
Excess tax benefit from stock transactions	19	700	367	1,721
Cash proceeds from employee stock purchase plan	749	743	1,528	1,445
Repurchase of common stock from related parties	-	-	-	(36,800)
Repurchase of common stock-other	9,075	(3,082)	(90,966)	(19,945)
Net cash provided by (used in) financing activities	9,142	(573)	(89,051)	(49,650)

Effect of exchange rate changes on cash and cash equivalents	(7,730)	4,820	(12,862)	5,824

Net increase (decrease) in cash and cash equivalents	(59,840)	33,166	(134,593)	(136,160)
Cash and cash equivalents at beginning of period	360,368	304,637	435,121	473,963
Cash and cash equivalents at end of period	$300,528	$337,803	$300,528	$337,803

LAWSON SOFTWARE, INC.

RECONCILIATION OF CONSOLIDATED GAAP NET INCOME TO CONSOLIDATED NON-GAAP NET INCOME
(in USD thousands)
		Three Months Ended		Six Months Ended
		Nov 30, 2008	Nov 30, 2007	Nov 30, 2008	Nov 30, 2007
Net income, as reported		$4,208	$3,723	$1,685	$9,304
Purchase accounting impact on revenue	(1)	158	422	416	1,042
Purchase accounting impact on consulting cost		32	163	65	256
Amortization of purchased maintenance contracts		674	1,000	1,383	1,822
Stock-based compensation		2,917	2,226	4,734	4,254
Pre-merger claims reserve adjustment		(2,001)	-	(3,808)	-
Restructuring		7,717	80	7,486	(65)
Amortization		5,033	6,472	10,309	13,143
Impairment on long term investments		-	4,229	-	4,229
Tax provision	(4)	(2,126)	(2,696)	2,991	(5,723)
Non-GAAP net income		$16,612	$15,619	$25,261	$28,262

RECONCILIATION OF CONSOLIDATED GAAP TO CONSOLIDATED NON-GAAP PER SHARE EFFECT
		Three Months Ended		Six Months Ended
		Nov 30, 2008	Nov 30, 2007	Nov 30, 2008	Nov 30, 2007
Net income, as reported	(2)	$0.03	$0.02	$0.01	$0.05
Purchase accounting impact on revenue	(1)	0.00	0.00	0.00	0.01
Purchase accounting impact on consulting cost		0.00	0.00	0.00	0.00
Amortization of purchased maintenance contracts		0.00	0.01	0.01	0.01
Stock-based compensation		0.02	0.01	0.03	0.02
Pre-merger claims reserve adjustment		(0.01)	-	(0.02)	-
Restructuring		0.05	0.00	0.04	0.00
Amortization		0.03	0.04	0.06	0.07
Impairment on long term investments		-	0.02	-	0.02
Tax provision	(4)	(0.01)	(0.01)	0.02	(0.03)
Non-GAAP net income per share	(2) (3)	$0.10	$0.09	$0.15	$0.15

Weighted average shares – basic		162,456	178,453	165,425	179,974
Weighted average shares – diluted		164,527	181,941	168,114	183,520

SUMMARY OF NON-GAAP ITEMS
(in USD thousands)
		Three Months Ended		Six Months Ended
		Nov 30, 2008	Nov 30, 2007	Nov 30, 2008	Nov 30, 2007
Purchase accounting impact on revenue	(1)	$158	$422	$416	$1,042
Purchase accounting impact on consulting cost		32	163	65	256
Amortization of purchased maintenance contracts		674	1,000	1,383	1,822
Stock-based compensation		2,917	2,226	4,734	4,254
Pre-merger claims reserve adjustment		(2,001)	-	(3,808)	-
Restructuring		7,717	80	7,486	(65)
Amortization		5,033	6,472	10,309	13,143
Impairment on long term investments		-	4,229	-	4,229
subtotal pre-tax adjustments		14,530	14,592	20,585	24,681
Tax provision	(4)	(2,126)	(2,696)	2,991	(5,723)
Impact on net income		$12,404	$11,896	$23,576	$18,958

(1) For the purchase accounting impact on deferred revenues for three months and six months ended November 30, 2008, $158,000 and $416,000, respectively, relates to maintenance revenues and $0 and $0, respectively, relates to consulting revenues.

(2) For calculation of EPS, basic weighted average shares are used with a net loss and diluted weighted average shares are used with net income.
(3) Net income per share columns may not total due to rounding.
(4) The non-GAAP tax provision is calculated excluding the non-GAAP adjustments on a jurisdictional basis.

LAWSON SOFTWARE, INC.
SUPPLEMENTAL NON-GAAP MEASURES
INCREASE (DECREASE) IN GAAP AMOUNTS REPORTED
(in USD thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	Nov 30, 2008	Nov 30, 2007	Nov 30, 2008	Nov 30, 2007
Revenue items
Purchase accounting impact on maintenance	$158	$350	$416	$852
Purchase accounting impact on consulting	-	72	-	190
Total revenue items	158	422	416	1,042

Cost of license items
Amortization of acquired software	(2,675)	(3,120)	(5,325)	(6,575)
Non-cash stock-based compensation	-	(6)	-	(13)
Total cost of license items	(2,675)	(3,126)	(5,325)	(6,588)

Cost of maintenance items
Amortization of purchased maintenance contracts	(674)	(1,000)	(1,383)	(1,822)
Non-cash stock-based compensation	(65)	(26)	(117)	(67)
Total cost of maintenance items	(739)	(1,026)	(1,500)	(1,889)

Cost of consulting items
Purchased accounting impact on consulting cost	(32)	(163)	(65)	(256)
Amortization	-	-	1	-
Non-cash stock-based compensation	(164)	(215)	(175)	(433)
Total cost of consulting items	(196)	(378)	(239)	(689)

Research and development items
Non-cash stock-based compensation	(164)	(127)	(298)	(291)
Total research and development items	(164)	(127)	(298)	(291)

Sales and marketing items
Non-cash stock-based compensation	(544)	(370)	(1,000)	(736)
Total sales and marketing items	(544)	(370)	(1,000)	(736)

General and administrative items
Pre-merger claims reserve adjustment	2,001	-	3,808	-
Non-cash stock-based compensation	(1,980)	(1,482)	(3,144)	(2,714)
Total general and administrative items	21	(1,482)	664	(2,714)

Restructuring	(7,717)	(80)	(7,486)	65

Amortization of acquired intangibles	(2,358)	(3,352)	(4,985)	(6,568)

Other income (expense), impairment on long-term investments	-	4,229	-	4,229

Tax provision (1)	(2,126)	(2,696)	2,991	(5,723)

Total adjustments	$12,404	$11,896	$23,576	$18,958

(1) At the beginning of the fiscal year, the company computed an estimated annual global effective non-GAAP tax rate of 35%. The non-GAAP tax rate is calculated excluding non-GAAP adjustments on a jurisdictional basis. This estimated 35% tax rate will be utilized each quarter throughout fiscal year 2009. In the first quarter of fiscal year 2010, the company will reassess the non-GAAP tax rate for fiscal year 2010.

CONTACT:
Lawson Software
Joe Thornton, +1-651-767-6154
Media
joe.thornton@us.lawson.com
or
Barbara Doyle, +1-651-767-4835
Investors and Analysts
barbara.doyle@us.lawson.com
or
Heather Pribyl, +1-651-767-6459
Investors and Analysts
heather.pribyl@us.lawson.com